UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 10, 2007

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On July 16, 2007, Ms. Lundquist, the registrant and MMA Financial, Inc. entered into a Separation and Transition Agreement pursuant to which (a) the parties agreed to terminate Ms. Lundquist’s employment agreement dated as of December 31, 2004 (the "Employment Agreement") and (b) the registrant agreed to make a severance payment of $600,000 in settlement of all obligations under the Employment Agreement and for providing transition and future consulting services.

Item 1.02 Termination of a Material Definitive Agreement.

Reference is made to the disclosure above under Item 1.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On July 10, 2007, the registrant’s board of directors amended the description of the duties and responsibilities of the president in the registrant’s bylaws to clarify that the roles of chief executive officer and chief operating officer may be performed by different persons.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3(ii).1 Second Amended and Restated Bylaws.

10.1 Separation and Transition Agreement dated as of July 9, 2007, by and among Melanie M. Lundquist, Municipal Mortgage & Equity, LLC and MMA Financial, Inc.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

July 16, 2007	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: President and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

3.(ii).1	Second Amended and Restated Bylaws
10.1	Separation and Transition Agreement